UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 18, 2018

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	1-13283	23-1184320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14701 St. Mary’s Lane, Suite 275 Houston, Texas	77079
(Address of Principle Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 722-6500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On January 18, 2018, Penn Virginia Corporation (the “Company”) entered into a Support Agreement (the “Support Agreement”) with Strategic Value Partners, LLC and certain funds and accounts managed by Strategic Value Partners, LLC and its affiliates (“SVP”).

Pursuant to the Support Agreement, and concurrently with the execution of the Support Agreement, the Company (i) increased the number of directors on the Board of Directors of the Company (the “Board”) such that there would be two vacancies on the Board and (ii) elected Mr. Geenberg to fill one of the newly created vacancies. Subject to SVP’s compliance with certain standstill and voting obligations, Mr. Geenberg will be included in the Company’s slate of director nominees for election at the 2018 and 2019 annual meetings of shareholders.

The Support Agreement also includes, among other provisions, certain standstill and voting commitments by SVP, including a voting commitment that SVP will vote in favor of (i) any director nominees recommended by the Board to the shareholders for election and (ii) other routine matters submitted by the Board to the shareholders for a vote. The standstill period shall, subject to the Company’s compliance with the terms of the Support Agreement, extend until the completion of the 2019 annual meeting of shareholders. If SVP and its affiliate entities cease collectively to beneficially own an aggregate of at least 5% of the Company’s then outstanding shares of common stock, Mr. Geenberg shall resign from the Board. In addition, if SVP or its affiliates materially breach the Support Agreement and fail to cure such breach, Mr. Geenberg shall resign from the Board.

A copy of the Support Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K, is incorporated herein by reference and is hereby filed. The description of the Support Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to the complete text of such agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Director and Officer

Effective February 28, 2018 (the “Resignation Date”), Mr. Harry Quarls will resign from his position as a director and Executive Chairman of the Company, and the Board will be reduced to six members. In connection with Mr. Quarls’ resignation, Mr. Quarls and the Company have entered into a separation and consulting agreement, dated January 18, 2018 (the “Separation Agreement”).

Pursuant to the Separation Agreement, from March 1, 2018 through December 31, 2018, Mr. Quarls will provide transition and support services (“Consulting Services”) to the Company as reasonably requested by the Board. The Company will pay Mr. Quarls a consulting fee of $250,000 for up to fifty business days of Consulting Services and a mutually agreed-upon amount for any Consulting Services performed in excess of fifty business days. The Separation Agreement includes a general release of claims, and Mr. Quarls will vest in (i) 12,515 director restricted stock units, (ii) 1,891 officer restricted stock units and (iii) 1,968 performance restricted stock units, all of which were previously granted to Mr. Quarls under the Company’s 2016 Management Incentive Plan. All other unvested restricted stock units held by Mr. Quarls will be forfeited as of the Resignation Date.

A copy of the Separation Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K, is incorporated herein by reference and is hereby filed. The description of the Separation Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to the complete text of such agreement.

Appointment of New Directors and Co-Chairmen of the Board

On January 18, 2018, effective January 19, 2018, the Board increased the size of the Board to seven members and elected Mr. David Geenberg and Mr. Michael Hanna as members of the Board to fill the newly created vacancies and serve until the 2018 annual meeting of shareholders. In addition, Mr. Geenberg has signed an irrevocable contingent resignation pursuant to which he will resign from the Board effective upon the occurrence of the events described in Item 1.01 above relating to SVP’s minimum ownership thresholds or a breach of the Support Agreement.

Messrs. Geenberg and Hanna have each been determined by the Board to be an “independent director” in accordance with Nasdaq Listing Rule 5605(a)(2). Mr. Hanna was appointed to serve on the Compensation and Benefits Committee of the Company. Mr. Geenberg was appointed to serve on the Nominating and Governance Committee of the Company and will serve as Chairman of such committee. In connection with these appointments, Mr. McCarthy will no longer serve on either of the Company’s Compensation and Benefits Committee or the Company’s Nominating and Governance Committee but will continue his service on the Company’s Audit Committee.

Messrs. Geenberg and Hanna will waive their rights to compensation as members of the Board and will not participate in the non-employee director compensation programs described under “Compensation of Directors” in the Company’s proxy statement filed with the SEC on March 30, 2017. Except for the Support Agreement, there are no other awards of compensation, material arrangements or understandings between Mr. Geenberg and any other person pursuant to which Mr. Geenberg was elected to serve as director that are not described above, and there are no transactions with Mr. Geenberg that would be reportable under Item 404(a) of Regulation S-K. Further, there are no other awards of compensation, material arrangements or understandings between Mr. Hanna and any other person pursuant to which Mr. Hanna was elected to serve as director, and there are no transactions with Mr. Hanna that would be reportable under Item 404(a) of Regulation S-K.

Effective on the Resignation Date, the Board has appointed Mr. Darin G. Holderness and Mr. Geenberg as co-Chairmen of the Board. There are no material arrangements or understandings between either of Mr. Holderness or Mr. Geenberg and any other person pursuant to which Mr. Holderness or Mr. Geenberg were appointed to serve as co-Chairmen of the Board, and there are no transactions with either Mr. Holderness or Mr. Geenberg that would be reportable under Item 404(a) of Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 18, 2018, the Board amended the Company’s Second Amended and Restated Bylaws to require the approval of at least two-thirds of the directors then on the Board for certain transactions enumerated therein and to contemplate the possibility of co-Chairmen of the Board, with one co-Chairman having all of the powers of Chairman under the Company’s bylaws and the other co-Chairman being primarily responsible for promoting and facilitating relationships with shareholders.

A copy of the Company’s Third Amended and Restated Bylaws is filed as Exhibit 3.1 to this Current Report on Form 8-K, is incorporated herein by reference and is hereby filed.

Item 7.01	Regulation FD Disclosure

On January 18, 2018, the Company issued a press release relating to the events described in this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

3.1	Third Amended and Restated Bylaws of Penn Virginia Corporation.

10.1	Support Agreement, dated January 18, 2018 by and among Penn Virginia Corporation, Strategic Value Partners, LLC and certain funds and accounts managed by Strategic Value Partners, LLC

10.2*	Separation and Consulting Agreement, dated January 18, 2018 by and among Penn Virginia Corporation and Harry Quarls.

99.1	Press Release dated January 19, 2018.

*	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 19, 2018	PENN VIRGINIA CORPORATION

	By:	/s/ Steven A. Hartman
Steven A. Hartman Senior Vice President, Chief Financial Officer and Treasurer